EXHIBIT 23 -- CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-37253, Form S-8 No. 33-37829, Form S-8 No. 33-16362, Form S-8
No. 2-93268 and Form S-8 No. 2-65503) of Scan Optics, Inc. of our report dated January 31, 1997, except for the second paragraph of Note C, as to which the date is March 12, 1997, with respect to the consolidated financial statements and schedule of Scan-Optics, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1996.







Ernst & Young LLP


Hartford, Connecticut
March 24, 1997


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